Key BankLetterhead
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July 30, 1997


Wendell Harris
Assistant Vice-President
Empire State Development Corporation
633 Third Avenue
New York, New York 10017-6754

Re:   Dunkirk International Glass and Ceramics Corporation
      Guarantee Nos: 9317120 and 9317121

Dear Mr. Harris:

This letter confirms our conversation in which JDA acknowledges receipt of KeyBank's letters dated July 24, 1997 to JDA and July 23, 1997 to Dunkirk and hereby waives the need for Demands for Payment and further time periods to cure permitted under the guarantee agreements. JDA elects to and hereby does honor its guarantee obligations pursuant to ss. 5.03(B) of the guarantee agreements. In consideration for the foregoing, KeyBank will refrain from exercising any of its remedies under the terms of the Loan instruments and will upon commencement of JDA's performance of its payment obligations simultaneously assign Loan instruments or any other agreements between Lender and Borrower affecting the Project collateral.

Please countersign the document further confirming your agreement to same.

                                          Very truly yours

                                          /s/ Donald F. VerHague, Jr.
                                          ---------------------------

                                          Donald F. VerHague, Jr.
                                          Vice President

Confirmed by Empire State Development Corporation f/k/a New York Job Development Authority


BY:   /s/ Garry P. Ryan, Controller
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